February 15, 2024

Easterly Global Real Estate Fund

Dear Shareholder,

The Easterly Global Real Estate Fund, Special Meeting of Shareholders has been adjourned to March 14, 2024, at 12:00 p.m. Eastern Time, to allow additional time for shareholder participation. Shareholders have shown strong support for a new Investment Advisory agreement and new Sub Advisory agreement. I am pleased to report that we continue to see increasing participation and strong support from shareholders who have voted in favor of the proposals. Please join your fellow shareholders by taking a few minutes to sign, date and mail the enclosed proxy card in the prepaid envelope or follow the instructions below to vote by telephone or internet.

Vote by Phone by calling +1 (833) 812-4593 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
*	Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions at +1 (833) 812-4593. Please note that a representative may call you to assist in voting.

Sincerely,

Darrell Crate

President, Easterly Funds

January 25, 2024

Easterly Global Real Estate
Easterly Hedged Equity
Easterly Income Opportunity

Dear Shareholder,

As a shareholder in one or more of the above Easterly Funds, you received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Joint Special Meeting of Shareholders to be held on February 15, 2024.

Shareholders are being asked to consider and approve a new Investment Advisory agreement and new Sub Advisory agreements for each Fund as a result of Easterly Funds LLC (“Easterly Funds”) and Easterly Investment Partners LLC (“EIP”) agreeing to combine their operations.

After careful consideration, your Easterly Funds’ Board recommends shareholders vote FOR both proposals. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

How will the Proposals affect my investment?

Based on combining Easterly Funds and EIP, the current Advisory agreements are void. New Advisory agreements need to be approved by shareholders. It is important for you to know:

➢	There will be NO change in your management fees and expenses.
➢	The new advisor, Easterly Investment Partners, is an affiliate of Easterly Funds, the same individuals will continue to manage your investment(s). Current Sub-Advisors will continue with their responsibilities.
➢	Your investment will continue with identical investment objectives and investment strategies.

Please note that your fellow shareholders have responded to previous communications and shown strong support, voting FOR both proposals. Please join your fellow shareholders by taking a few minutes to vote by following the instructions below:

Vote by Phone by calling +1 (833) 812-4593 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
*	Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions at +1 (833) 812-4593. Please note that a representative may call you to assist in voting.

   Sincerely,

   DARRELL CRATE

   President, Easterly Funds

Solicitation Script (Inbound and Outbound)

Easterly Funds

Meeting Date: December 19, 2023

Toll Free Number: 877-503-8435

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the EASTERLY FUNDS. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of EASTERLY FUNDS to confirm you have received the proxy materials for the special meeting of shareholders scheduled for DECEMBER 19, 2023. Have you received proxy materials?

NEAR MEETING DATE Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of EASTERLY FUNDS to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on DECEMBER 19, 2023. Have you received proxy materials?

ADJOURNMENT Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. <Shareholder’s Last Name>, my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of your current investment with EASTERLY FUNDS. Due to the lack of shareholder participation, special meeting of shareholders has been adjourned to <date/time>. Have you received proxy materials?

VOTING:

Your board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 877-503-8435.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

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If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

IF not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 877-503-8435.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

Voting (Any vote needed):

Your board has recommended a vote “FOR” the proposals, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

Registered holder wants a new proxy card/or their control number: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, I can record your voting instructions right now so that it will be represented at the upcoming meeting.  Your board is recommending you vote FOR the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of EASTERLY FUNDS. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on DECEMBER 19, 2023.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the

CONFIDENTIAL INFORMATION | © 2023	2

instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 877-503-8435 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE (ONLY ON LANDLINES):

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of EASTERLY FUNDS. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on DECEMBER 19, 2023.

Your vote is very important. Please sign, date, and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 877-503-8435 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

CC Hours (Eastern Time):

Monday through Friday, 9AM to 10PM

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